Exhibit 24

POWER OF ATTORNEY

       Bowne & Co., Inc. and each person whose signature appears below hereby authorize both Robert M. Johnson and Denise K. Fletcher, each with full power to act alone, to file in either paper or electronic form an annual report on Form 10-K and any and all amendments thereto, under the Securities Exchange Act of 1934 as amended, for the fiscal year ended December 31, 1999, which report and amendments shall contain such information and exhibits as the said Robert M. Johnson or Denise K. Fletcher deems appropriate. Bowne & Co., Inc. and each such person signing below hereby further appoint both Robert M. Johnson and Denise K. Fletcher as attorneys-in-fact, each with full power to act alone, to execute such report and any and all amendments thereto in the name and on behalf of Bowne & Co., Inc. as well as in the name and on behalf of each such person, individually and in each capacity stated below, thereby granting to said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing whatsoever that any of them may deem necessary or advisable in order to carry out fully the intent of the foregoing as the undersigned might or could do personally or in their capacities aforesaid.

BOWNE & CO., INC.

By:	ROBERT M. JOHNSON

Robert M. Johnson
Chairman of the Board,
Chief Executive Officer
and President

Dated: March 9, 2000

Name	Title	Date

ROBERT M. JOHNSON (Robert M. Johnson)	Chairman of the Board, Chief Executive Officer and President (and Director)	March 9, 2000

CARL J. CROSETTO (Carl J. Crosetto)	Executive Vice President (and Director)	March 9, 2000

DENISE K. FLETCHER (Denise K. Fletcher)	Senior Vice President and Chief Financial Officer	March 9, 2000

C. CODY COLQUITT (C. Cody Colquitt)	Vice President and Controller (Principal Accounting Officer)	March 9, 2000

ROBERT M. CONWAY (Robert M. Conway)	Director	March 9, 2000

H. MARSHALL SCHWARZ (H. Marshall Schwarz)	Director	March 9, 2000

WENDELL M. SMITH (Wendell M. Smith)	Director	March 9, 2000

Name	Title	Date

LISA A. STANLEY (Lisa A. Stanley)	Director	March 9, 2000

VINCENT TESE (Vincent Tese)	Director	March 9, 2000

HARRY WALLAESA (Harry Wallaesa)	Director	March 9, 2000

RICHARD R. WEST (Richard R. West)	Director	March 9, 2000